EXHIBIT 1.1


                VAN KAMPEN FOCUS PORTFOLIOS, MUNICIPAL SERIES 347

                                 TRUST AGREEMENT

                               Dated: May 3, 2001

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, J.J. Kenny Co., Inc. and Van Kampen Investment Advisory Corp., as Supervisory Servicer, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios Municipal Series, Effective for Unit Investment Trusts Established On and After May 3, 2001 (Including Van Kampen Focus Portfolios, Municipal Series 347 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.



                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:


                                     PART I


                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II


                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Bonds listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information-General Information_Number of Units" in the Prospectus Part I for such Trust.

          3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information--Number of Units" in the Prospectus Part I for such Trust.

          4. The term "First Settlement Date" shall mean the date set forth in footnote 2 under "Summary of Essential Financial Information" in the Prospectus
Part I for a Trust.

          5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for a Trust.

          6. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for a Trust.

          7. The term "Semi-Annual Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for a Trust.

          8. The term "Semi-Annual Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for a Trust.

          9. The Trustee's annual compensation as set forth under Section 7.04, for each distribution plan shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus Part I for a Trust.

         10. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Trustee may satisfy any redemption of Units through distribution of a Unitholder's pro rata share of each Bond then held by the Trust in lieu of cash as described in Section 6.02 of the Standard Terms and Conditions of Trust. In such case the Unitholder will receive his pro rata share of the then outstanding principal value of the Bonds and cash equal to any fractional share of a Bond. Such pro rata share of each Bond and the related cash to which the tendering Unitholder is entitled is referred to herein as an "In Kind Distribution." An In Kind Distribution will be made by the Trustee through the distribution of each Bond in book-entry form to the account of the Unitholder's bank or broker-dealer at Depository Trust Company. If funds in the Principal Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee may sell Bonds according to the criteria discussed in Section 6.02 of the Standard Terms and Conditions of Trust.

         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.
                                By Sara L. Badler
                    -----------------------------------------
                      Senior Vice President, Deputy General
                         Counsel and Assistant Secretary



                      VAN KAMPEN INVESTMENT ADVISORY CORP.
                                By Sara L. Badler
                    -----------------------------------------
                      Senior Vice President, Deputy General
                         Counsel and Assistant Secretary



                              J.J. KENNY CO., INC.
                               By Frank A Ciccotto
                         -------------------------------
                                 Vice President



                              THE BANK OF NEW YORK
                               By Desmond O'Regan
                         -------------------------------
                            Assistant Vice President



                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
                VAN KAMPEN FOCUS PORTFOLIOS, MUNICIPAL SERIES 347



         [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus Part I for each Trust.]